As filed with the Securities and Exchange Commission on March 27, 2006

Registration No. 333-

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-3

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

Broadwing Corporation

(Exact name of registrant as specified in its charter)

Delaware	0-30989	52-2041343
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

1122 Capital of Texas Highway

Austin, Texas 78746

(512) 742-3700

(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

Kim D. Larsen

General Counsel

1122 Capital of Texas Highway

Austin, Texas 78746

(512) 742-3700

(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies to:

Philip J. Niehoff, Esq.

Mayer, Brown, Rowe & Maw LLP

71 South Wacker Drive

Chicago, Illinois 60606-4637

(312) 782-0600

Approximate date of commencement of proposed sale to the public:

From time to time after this registration statement becomes effective.

If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box:  ☐

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box:  ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering:  ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering:  ☐

If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box:  ☒

If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box:  ☐

CALCULATION OF REGISTRATION FEE

Title of Securities to be Registered	Amount to be Registered	Proposed Maximum Aggregate Price Per Share (1)	Proposed Maximum Aggregate Offering Price (2)	Amount of Registration Fee
Common Stock, par value $.01 per share	7,400,000	$14.61	$108,114,000	$11,569

(1)	Calculated as the average of the high and low prices on March 24, 2006.
(2)	Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(o) under the Securities Act.

The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933, or until this registration statement shall become effective on any date as the Securities and Exchange Commission, acting pursuant to said Section 8(a), may determine.

PROSPECTUS

7,400,000 Shares

Common Stock

The selling stockholders and their transferees, pledgees, donees or other successors in interest identified in this prospectus under the heading “Selling Stockholders” are offering and selling up to 7,400,000 shares of our common stock. We issued 7,400,000 shares to the selling stockholders in a private placement on March 14, 2006. We will not receive any of the proceeds from the sale of shares by the selling stockholders.

Our common stock is quoted on the Nasdaq National Market under the symbol “BWNG.” On March 24, 2006, the last reported sale price of our common stock on the Nasdaq National Market was $14.76 per share.

Sales of our common stock using this prospectus may be made directly to purchasers or through underwriters, broker-dealers or agents.

You should carefully review “Risk Factors” beginning on page 1 of this prospectus and the risk factors referenced in our periodic reports incorporated by reference in this prospectus, which discuss various factors you should consider before buying shares of our common stock.

Neither the Securities and Exchange Commission nor any other regulatory body has approved or disapproved of these securities or passed upon the adequacy or accuracy of this prospectus. Any representation to the contrary is a criminal offense.

This prospectus is dated March 27, 2006.

i

THE COMPANY

Broadwing Corporation (“Broadwing” or the “Company”) through certain of its subsidiaries is a provider of data and Internet, broadband transport, and voice communications services to small to large enterprise customers and other communications service providers over a nationwide facilities-based network connecting 137 cities. Our all-optical network, capable of transmitting up to 800 Gbs per fiber, gives customers the benefit of high quality, technologically advanced solutions allowing for rapid provisioning, and highly flexible customized networking. We believe that our network and growth-oriented strategy has enabled us to compete effectively in the markets in which we operate.

The Company was incorporated on June 2, 1997 under the laws of the State of Delaware and operated under the name Corvis Corporation. We began operations as a developer, manufacturer and marketer of telecommunications transport and switching equipment. Starting in 2002, we experienced a significant downturn within the communications equipment market in which demand for our products and services decreased rapidly. In response, we implemented a series of restructuring initiatives designed to reduce the scope of our operations and reduce the costs associated with our equipment division. In June 2003, we created our communications services division by purchasing most of the assets and certain liabilities of Broadwing Communications Services, Inc. Broadwing Communications Services, Inc. incurred significant net losses prior to the acquisition. Our strategy is to leverage operational improvements, strategic investments and complementary acquisitions to bring the Company first to cash flow breakeven then toward profitability. We implemented this turnaround plan starting in 2003 and continued through 2005. In October, 2004, we changed our name to Broadwing Corporation reflecting our sole focus on the communications services division. Today, our communications equipment division only supports the expansion and maintenance of our communications services network.

Recent Developments

On March 14, 2006, we sold 7,400,000 shares of our common stock to a group of purchasers for $10.00 per share. The net proceeds to us were approximately $70 million. We intend to use the net proceeds for general corporate purposes. We will not receive any proceeds from the selling stockholders from the sale of the shares pursuant to this prospectus.

We issued the shares pursuant to an exemption from the registration requirements of the Securities Act of 1933. Under a purchase agreement dated March 12, 2006, we agreed to register for resale the shares of our common stock sold in the private placement. Pursuant to that agreement, we have filed with the Securities and Exchange Commission a registration statement, of which this prospectus is a part, to register those shares for resale.

RISK FACTORS

The risks described below are not the only risks that we face. Additional risks and uncertainties not currently known to us or that we currently deem to be immaterial may also materially and adversely affect our business operations. For a discussion of the risk factors relating to our business that you should consider before purchasing our common stock, please refer to the risk factors included in our periodic reports which are incorporated by reference in this prospectus.

Risks Related to this Offering

Our stock price is subject to volatility and your investment could suffer a decline in value.

There has been a history of significant volatility in the market price of our common stock. We believe that many factors, including several which are beyond our control, have a significant effect on the market price of our common stock. These include:

•	actual or anticipated announcements of technological innovations;

•	new commercial products;

•	actual or anticipated changes in laws and governmental regulations;

•	disputes relating to patents or proprietary rights;

•	changes in business practices;

•	developments relating to our efforts to obtain additional financing to fund our operations;

•	announcements by us regarding transactions with potential strategic partners;

•	changes in industry trends or conditions;

•	our issuance of additional debt or equity securities; and

•	sales of significant amounts of our common stock or other securities in the market.

In addition, the stock market in general, and the Nasdaq National Market in particular, have experienced significant price and volume fluctuations that have often been unrelated or disproportionate to the operating performance of listed companies. These broad market and industry factors may seriously harm the market price of our common stock, regardless of our operating performance. In the past, securities class action litigation has often been instituted following periods of volatility in the market price of a company’s securities. A securities class action suit against us could result in substantial costs, potential liabilities and the diversion of our management’s attention and resources.

There are a large number of shares that may be sold in the market following this offering, which may depress the market price of our common stock.

Shares of our common stock will be sold in the market in connection with this offering. Sales of a substantial number of shares of our common stock or securities convertible into or exercisable for our common stock in the public market following this offering could cause the market price of our common stock to decline. If there are more shares of common stock offered for sale than buyers are willing to purchase, then the market price of our common stock may decline to a market price at which buyers are willing to purchase the offered shares of common stock and sellers remain willing to sell the shares.

Because we do not intend to pay dividends, you will not receive funds without selling shares and, depending on when you sell your shares, you may lose the entire amount of your investment.

We have never declared or paid any cash dividends on our capital stock and do not intend to pay cash dividends in the foreseeable future. We intend to invest our future earnings, if any, to fund our growth. Therefore, you will not receive any proceeds with respect to your stock prior to selling it. We also cannot assure you that you will receive a return on your investment when you do sell your shares or that you will not lose the entire amount of your investment.

Provisions in our charter documents and Delaware law may delay or prevent an acquisition of our company.

Our certificate of incorporation and bylaws contain provisions that could make it harder for a third party to acquire us without the consent of our Board of Directors. For example, our certificate of incorporation provides that the Board of Directors can issue preferred stock at its discretion with respect to voting, conversion, distribution, and other rights given to stockholders, which may be used in a way to significantly dilute the ownership of a hostile acquiror. In addition, if a potential acquiror were to make a hostile bid for us, the acquiror would not be able to call a special meeting of stockholders to remove our Board of Directors or act by written consent without a meeting. The acquiror would also be required to provide advance notice of its proposal to replace directors at any annual meeting, and would not be able to cumulate votes at a meeting, which would require the acquiror to hold more shares to gain representation on the Board of Directors than if cumulative voting were permitted. In addition, our Board of Directors are elected on a staggered or classified basis, which could prevent or deter takeovers or changes in control by increasing the time it takes for a hostile acquiror to replace board members.

Our certificate of incorporation also provides for special voting procedures, including the affirmative vote of holders 80% of the voting stock and the majority of disinterested directors, in the event of a proposed business combination involving an interested stockholder under certain circumstances.

Section 203 of the Delaware General Corporation Law limits mergers and other business combination transactions involving 15% or greater stockholders of Delaware corporations unless certain board or stockholder approval requirements are satisfied. These provisions and other similar provisions make it more difficult for a third party to acquire us without negotiation. These provisions may apply even if the offer may be considered beneficial by some stockholders.

Our Board of Directors could choose not to negotiate with an acquiror that it did not believe was in our strategic interests. If an acquiror is discouraged from offering to acquire us or prevented from successfully completing a hostile acquisition by these or other measures, you could lose the opportunity to sell your shares at a favorable price.

USE OF PROCEEDS

We will not receive any proceeds from the sale of our common stock offered for sale in this prospectus by the selling stockholders. The selling stockholders will receive all of the net proceeds from these sales.

SELLING STOCKHOLDERS

On March 14, 2006, we sold 7,400,000 shares of our common stock to a group of purchasers for $10.00 per share. Each purchaser represented to us at the time of purchase that it was acquiring the shares in the ordinary course of business and for its own account, and that it did not have any agreement or understanding with any person or entity to distribute any of the shares purchased.

The term “selling stockholder” also includes any transferees, pledgees, donees, or other successors in interest to any of the selling stockholders named in the table below. The information concerning the selling stockholders may change from time to time, and any changes and the names of any transferees, pledgees, donees, and other successors in interest will be set forth in supplements to this prospectus as required.

The following table sets forth information, as of March 14, 2006, with respect to each selling stockholder:

•	the number of shares of our common stock owned by the selling stockholder prior to any sales pursuant to this prospectus;

•	the number of shares of our common stock that the selling stockholder may offer and sell pursuant to this prospectus; and

•	the percentage of our outstanding stock that is owned by the selling stockholder prior to the offering.

Because the selling stockholders may offer all or some portion of our common stock covered by this prospectus, we cannot estimate the amount or percentage of our common stock that will be held by the selling stockholders upon completion of the offering. The information is based on information provided by or on behalf of the selling stockholders.

	Number of Shares
Name	Owned Prior to the Offering	Offered Hereby	Percentage of Outstanding Common Stock Owned Prior to the Offering
TCS Capital Investments, L.P. (1)	4,618,700	4,618,700	5.5%
TCS Capital II, L.P. (1)	2,375,400	2,375,400	2.8%
TCS Capital I, L.P. (1)	405,900	405,900	*

*	Less than 1%.
(1)	TCS Capital GP, LLC is the general partner of each of TCS Capital Investments, L.P., TCS Capital II, LP and TCS Capital, L.P. In his capacity as the managing member of TCS Capital GP, LLC, Eric Semler may be deemed to have investment discretion over, and may be deemed to be the beneficial owner of, securities held for the account of TCS Capital Investments, L.P., TCS Capital II, LP and TCS Capital, L.P.

PLAN OF DISTRIBUTION

The selling stockholders may, from time to time, sell any or all of their shares of our common stock on any stock exchange, market or trading facility on which the shares are traded or in private transactions. These sales may be at fixed or negotiated prices. The selling stockholders may use any one or more of the following methods when selling shares:

•	ordinary brokerage transactions and transactions in which the broker-dealer solicits purchasers;

•	block trades in which the broker-dealer will attempt to sell the shares as agent but may position and resell a portion of the block as principal to facilitate the transaction;

•	purchases by a broker-dealer as principal and resale by the broker-dealer for its account;

•	an exchange distribution in accordance with the rules of the applicable exchange;

•	privately negotiated transactions;

•	short sales;

•	broker-dealers may agree with the selling stockholders to sell a specified number of such shares at a stipulated price per share;

•	a combination of any such methods of sale; and

•	any other method permitted pursuant to applicable law.

The selling stockholders may also sell shares under Rule 144 under the Securities Act, if available, rather than under this prospectus.

The selling stockholders may also engage in short sales against the box, puts and calls and other transactions in our securities or derivatives of our securities and may sell or deliver shares in connection with these trades.

Broker-dealers engaged by the selling stockholders may arrange for other broker-dealers to participate in sales. Broker-dealers may receive commissions or discounts from the selling stockholders (or, if any broker-dealer acts as agent for the purchaser of shares, from the purchaser) in amounts to be negotiated. The selling stockholders do not expect these commissions and discounts to exceed what is customary in the types of transactions involved. Any profits on the resale of shares of common stock by a broker-dealer acting as principal might be deemed to be underwriting discounts or commissions under the Securities Act. Discounts, concessions, commissions and similar selling expenses, if any, attributable to the sale of shares will be borne by a selling stockholder. The selling stockholders may agree to indemnify any agent, dealer or broker-dealer that participates in transactions involving sales of the shares if liabilities are imposed on that person under the Securities Act.

The selling stockholders may from time to time pledge or grant a security interest in some or all of the shares of common stock owned by them and, if they default in the performance of their secured obligations, the pledgees or secured parties may offer and sell the shares of common stock from time to time under this prospectus after we have filed an amendment or supplement to this prospectus under Rule 424(b)(3) or other applicable provision of the Securities Act amending the list of selling stockholders to include the pledgees, transferees or other successors in interest as selling stockholders under this prospectus.

The selling stockholders also may transfer the shares of our common stock in other circumstances, in which case the transferees, pledgees or other successors in interest will be the selling beneficial owners for purposes of this prospectus and may sell the shares of common stock from time to time under this prospectus after we have filed an amendment or supplement to this prospectus under Rule 424(b)(3) or other applicable provision of the Securities Act amending the list of selling stockholders to include the pledgees, transferee or other successors in interest as selling stockholders under this prospectus.

The selling stockholders and any broker-dealers or agents that are involved in selling the shares of common stock may be deemed to be “underwriters” within the meaning of the Securities Act in connection with those shares. In such event, any commissions received by those broker-dealers or agents and any profit on the resale of the shares of our common stock purchased by them may be deemed to be underwriting commissions or discounts under the Securities Act.

We are required to pay all fees and expenses incident to the registration of the shares of our common stock. We have agreed to indemnify the selling stockholders against certain losses, claims, damages and liabilities, including liabilities under the Securities Act.

The selling stockholders have advised us that they have not entered into any agreements, understandings or arrangements with any underwriters or broker-dealers regarding the sale of their shares of our common stock, nor is there an underwriter or coordinating broker acting in connection with a proposed sale of shares of common stock by any selling stockholder. If we are notified by any selling stockholder that any material arrangement has been entered into with a broker-dealer for the sale of shares of our common stock, if required, we will file a supplement to this prospectus. If the selling stockholders use this prospectus for any sale of the shares of our common stock, they will be subject to the prospectus delivery requirements of the Securities Act.

The anti-manipulation rules of Regulation M under the Securities Exchange Act of 1934 may apply to sales of our common stock and activities of the selling stockholders.

EXPERTS

The consolidated financial statements of Broadwing Corporation and subsidiaries as of December 31, 2005 and 2004 and for each of the years in the three-year period ended December 31, 2005, and management’s assessment of the effectiveness of internal control over financial reporting as of December 31, 2005 have been incorporated by reference herein and in the registration statement in reliance upon the reports of KPMG LLP, independent registered public accounting firm, incorporated by reference herein, and upon the authority of said firm as experts in accounting and auditing.

VALIDITY OF COMMON STOCK

The validity of our common stock to be offered by the selling stockholders is being passed upon for us by Mayer, Brown, Rowe & Maw LLP, Chicago, Illinois.

WHERE YOU CAN FIND MORE INFORMATION

Available Information

This prospectus is part of a registration statement that we filed with the SEC. The registration statement, including the attached exhibits and schedules, contains additional relevant information about us and our common stock. The rules and regulations of the SEC allow us to omit some of the information included in the registration statement from this prospectus. In addition, we have filed reports, proxy statements and other information with the SEC under the Securities Exchange Act. You may read and copy any of this information at the SEC’s Public Reference Room, 100 F Street, N.E., Washington, D.C. 20549. You may obtain information on the operation of the SEC’s Public Reference Room by calling the SEC at 1-800-SEC-0330.

The SEC also maintains a web site that contains reports, proxy statements and other information regarding issuers, like us, that file electronically with the SEC. The address of that site is http://www.sec.gov. The SEC file number for our documents filed under the Securities Exchange Act is 0-12751.

Incorporation By Reference

The rules of the SEC allow us to incorporate by reference information into this prospectus. “Incorporate by reference” means that we can disclose important information to you by referring you to another document filed separately with the SEC. The information incorporated by reference is considered to be a part of this prospectus, and information that we file later with the SEC will automatically update and supersede this information. This prospectus incorporates by reference the documents listed below (SEC File No. 0-30989):

•	Our Annual Report on Form 10-K for the year ended December 31, 2005;

•	Our Current Reports on Form 8-K filed on March 24, 2006, March 13, 2006, February 21, 2006, February 16, 2006, January 31, 2006 and January 17, 2006; and

•	The description of our common stock from our Registration Statement on Form 8-A, filed with the SEC on July 11, 2000.

We also incorporate by reference all of our filings with the SEC made pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act (1) after the initial filing of the registration statement that contains this prospectus and before its effectiveness and (2) until the selling stockholders have sold all of the securities to which this prospectus relates or the offering is otherwise terminated. Any such filings shall be deemed to be incorporated by reference and to be a part of this prospectus from the respective dates of filing of those documents.

You can obtain any of the documents described above from the SEC or through the SEC’s web site at the address described above, or from our website at http://www.broadwing.com. We will provide to any person, including any beneficial owner of our common stock, to whom a copy of this prospectus is delivered a copy of any of these documents without charge, excluding any exhibits unless the exhibit is specifically listed as an exhibit to the registration statement of which this prospectus is a part. You can obtain any of these documents from us by requesting them in writing or by telephone at the following address:

Broadwing Corporation

1122 Capital of Texas Highway

Austin, Texas 78746

Attn: Secretary

(443) 259-4000

PART II

INFORMATION NOT REQUIRED IN THE PROSPECTUS

ITEM 14. Other Expenses of Issuance and Distribution.

The following is a statement of the expenses payable by us in connection with the issuance and distribution of the common stock being registered hereby. All amounts shown are estimates, except the SEC registration fee and the Nasdaq National Market listing fee.

SEC registration fee	$11,569
Printing and engraving expenses	1,000
Legal fees and expenses	100,000
Accounting fees and expenses	10,000
Miscellaneous including transfer agent fees and expenses	1,500

Total	$124,069

ITEM 15. Indemnification of Directors and Officers.

Section 102 of the Delaware General Corporation Law, as amended (“DGCL”), allows a corporation to eliminate the personal liability of directors of a corporation to the corporation or its stockholders for monetary damages for a breach of fiduciary duty as a director, except where the director breached his duty of loyalty, failed to act in good faith, engaged in intentional misconduct or knowingly violated a law, authorized the payment of a dividend or approved a stock repurchase in violation of Delaware law or obtained an improper personal benefit.

Section 145 of the DGCL provides, among other things, that a corporation may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding (other than an action by or in the right of the corporation) by reason of the fact that the person is or was a director, officer, agent or employee of the corporation or is or was serving at the corporation’s request as a director, officer, agent, or employee of another corporation, partnership, joint venture, trust or other enterprise, against expenses, including attorneys’ fees, judgment, fines and amounts paid in settlement actually and reasonably incurred by the person in connection with such action, suit or proceeding. The power to indemnify applies (a) if such person is successful on the merits or otherwise in defense of any action, suit or proceeding or (b) if such person acted in good faith and in a manner he reasonably believed to be in the best interest, or not opposed to the best interest, of the corporation, and with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful. The power to indemnify applies to actions brought by or in the right of the corporation as well, but only to the extent of defense expenses (including attorneys’ fees but excluding amounts paid in settlement) actually and reasonably incurred and not to any satisfaction of judgment or settlement of the claim itself, and with the further limitation that in such actions no indemnification shall be made in the event of any adjudication of negligence or misconduct in the performance of duties to the corporation, unless the court believes that in light of all the circumstances indemnification should apply.

Section 174 of the DGCL provides, among other things, that a director who willfully or negligently approves of an unlawful payment of dividends or an unlawful stock purchase or redemption may be held liable for such actions. A director who was either absent when the unlawful actions were approved or dissented at the time may avoid liability by causing his or her dissent to such actions to be entered in the books containing the minutes of the meetings of the board of directors at the time such action occurred or immediately after such absent director receives notice of the unlawful acts.

Our certificate of incorporation provides that, pursuant to Delaware law, our directors shall not be liable for monetary damages for breach of the directors’ fiduciary duty of care to us and our stockholders. This provision in the certificate of incorporation does not eliminate the duty of care, and in appropriate circumstances equitable remedies such as injunctive or other forms of non-monetary relief will remain available under Delaware law. In addition, each director will continue to be subject to liability for breach of the director’s duty of loyalty to us or our stockholders, for acts or omissions not in good faith or involving intentional misconduct or knowing violations of law, for actions leading to improper personal benefit to the director and for payment of dividends or approval of stock repurchases or redemptions that are unlawful under Delaware law. The provision also does not affect a director’s responsibilities under any other law, such as the federal securities laws or state or federal environmental laws.

Our bylaws provide that we must indemnify our directors and officers to the fullest extent permitted by Delaware law and require us to advance litigation expenses upon our receipt of an undertaking by a director or officer to repay such advances if it is ultimately determined that such director or officer is not entitled to indemnification. The indemnification provisions contained in our bylaws are not exclusive of any other rights to which a person may be entitled by law, agreement, vote of stockholders or disinterested directors or otherwise.

We also have insurance on our directors and officers, which covers liabilities under the federal securities laws.

ITEM 16. Exhibits.

See the exhibit index, which is incorporated herein by reference.

ITEM 17. Undertakings.

The undersigned registrant hereby undertakes:

(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i) To include any prospectus required by section 10(a)(3) of the Securities Act of 1933;

(ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement;

(iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

Provided, however,

Paragraphs (1)(i), (1)(ii) and (1)(iii) of this section do not apply if the information required to be included in a posteffective amendment by those paragraphs is contained in reports filed with or furnished to the Commission by the registrant pursuant to section 13 or section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of the registration statement.

(2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4) That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser:

(i) Each prospectus filed by the registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and

(ii) Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5), or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii), or (x) for the purpose of providing the information required by section 10(a) of the Securities Act of 1933 shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date.

(5) That, for the purpose of determining liability of the registrant under the Securities Act of 1933 to any purchaser in the initial distribution of the securities, the undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i) Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

(ii) Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

(iii) The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

(iv) Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

(6) That, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant’s annual report pursuant to section 13(a) or section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(7) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Austin, State of Texas on the 24th day of March, 2006.

BROADWING CORPORATION

By:	/s/ Kim D. Larsen
Kim D. Larsen
Co-Chief Executive Officer, Senior Vice President, General Counsel and Secretary

POWER OF ATTORNEY

Each of the undersigned, a Director and/or Officer of Broadwing Corporation, a Delaware corporation (the “Corporation”), does hereby constitute and appoint Kim D. Larsen and Lynn D. Anderson, and each of them severally, his true and lawful attorney-in-fact with power of substitution and resubstitution to sign in his name, place and stead, in any and all capacities, to do any and all things and execute any and all instruments that the attorney may deem necessary or advisable under the Securities Act of 1933, and any rules, regulations and requirements of the Securities and Exchange Commission in connection with this registration statement registration, including specifically, but without limiting the generality of the foregoing, the power and authority to sign his name in his respective capacity as a member of the Board of Directors or Officer of the Corporation, the registration statement and/or any other form or forms as may be appropriate to be filed with the Securities and Exchange Commission as any of them may deem appropriate in respect of the common stock of the Corporation, to any and all amendments thereto, including post-effective amendments, to such registration statement, to any related Rule 462(b) registration statement and to any other documents filed with the Securities and Exchange Commission, as fully for all intents and purposes as he might or could do in person, and hereby ratifies and confirms all said attorneys-in-fact and agents, each acting alone, and his substitute or substitutes, may lawfully do or cause to be done by virtue of this prospectus.

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities indicated and on the 27th day of March, 2006.

Signature	Position

/s/ Lynn D. Anderson Lynn D. Anderson	Co-Chief Executive Officer and Chief Financial Officer

/s/ Kim D. Larsen Kim D. Larsen	Co-Chief Executive Officer, Senior Vice President, General Counsel and Secretary

/s/ Scott Widham Scott Widham	Co-Chief Executive Officer

/s/ Timothy C. Dec Timothy C. Dec	Senior Vice President, Chief Accounting Officer and Treasurer

/s/ Joseph R. Hardiman Joseph R. Hardiman	Director

/s/ David S. Oros David S. Oros	Director

/s/ Donald R. Walker Donald R. Walker	Director

/s/ David R. Huber David R. Huber	Chairman of the Board

INDEX OF EXHIBITS

Exhibit No.	Description
5.1	Opinion of Mayer, Brown, Rowe & Maw LLP

23.1	Consent of KPMG LLP, Independent Registered Public Accounting Firm

23.2	Consent of Mayer, Brown, Rowe & Maw LLP (included in Exhibit 5.1)

24.1	Powers of Attorney (included on signature page hereto)